EXHIBIT 10.20

LEASE

BY AND BETWEEN

STEVENS CREEK OFFICE CENTER ASSOCIATES, LANDLORD

AND

NETMANAGE, INC., TENANT

20883 Stevens Creek Blvd.

Cupertino, California

June 15, 2004

J. Volckmann & Associates, Inc.

BASIC LEASE INFORMATION

LEASE DATE:	June 15, 2004 (reference purposes only)

LANDLORD:	Stevens Creek Office Center Associates, A California limited partnership

LANDLORD’S ADDRESS FOR NOTICES:	20833 Stevens Creek Blvd, Suite 102 Cupertino, CA 95014

TELEPHONE/FACSIMILE: CONTACT:	(408) 252-7902 / (408) 252-1233 Melanie Roberts

TENANT:	NETMANAGE, INC., a Delaware corporation

TENANT’S ADDRESS FOR NOTICE:	20883 Stevens Creek Blvd. Cupertino, CA 95014

TELEPHONE/FACSIMILE: CONTACT:	(408) 973-7171 / (408) 777-9023 Ronald Rudolph

PREMISES:	Approximately 24,555 rentable square feet, the location of which is on the land located in the City of Cupertino, County of Santa Clara, more specifically described as 20883 Stevens Creek Blvd. Cupertino, CA 95014, which is part of the Stevens Creek Office Center. Parking to include the exclusive use of all parking spaces located under the Building and the non-exclusive use of three (3) surface parking spaces located adjacent to the Building for each 1,000 square feet of the Premises.

RENTABLE AREA OF PREMISES:	Approximately 24,555 rentable square feet (to be confirmed by Tenant)

PROJECT:	Stevens Creek Office Center – 107,707 sq. ft. Total Rentable Area

RENT COMMENCEMENT DATE:	September 1, 2004.

INITIAL TERM:	Sixty (60) months

OPTION TO EXTEND:	One (1) Three (3) year option to extend lease @ 95% of the prevailing market rate.

MONTHLY BASE RENT:	Monthly Base Rent/Sq. Ft.	Monthly Rent

	Months 1 – 60 $0.90	$22,099.50

GUARANTOR:	None

LETTER OF CREDIT:	$22,099.00

TENANT’S PERCENTAGE SHARE:	22.80% based upon 107,707 Sq. Ft. Total Rentable Area of the Project

LEASING BROKER:	Tenant: Cresa Partners Landlord: J. Volckmann & Associates, Inc. & Cornish & Carey

The Basic Lease Information set forth above is more fully set forth in the corresponding provisions of the Lease. The provisions of the Lease shall incorporate the applicable Basic Lease Information. In the event of a conflict between the Basic Lease Information and the terms of the Lease, the Basic Lease Information shall control unless otherwise indicated in the Lease.

OFFICE LEASE

1. PARTIES. This Lease, dated for reference purposes only, June 15, 2004, is made by and between Stevens Creek Office Center Associates, a California Limited Partnership (herein called “Landlord”) and NetManage, Inc., a Delaware corporation (herein called “Tenant”).

2. PREMISES. Approximately 24,555 rentable square feet in Building 20883 of the Stevens Creek Office Center (the “Project”) (see Exhibit A).

(a) Demise of Premises. Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord that certain office space (the “Premises”) indicated on Exhibit “A” attached hereto and incorporated herein by reference, said Premises being agreed, for the purpose of this Lease, to have an area of approximately the number of rentable square feet indicated in the Basic Lease Information and which constitutes the entire space of that certain building identified in the Basic Lease Information (the “Building”). Additionally, for the term of this Lease, Tenant is granted the non-exclusive right to access and use all common areas of the Project.

(b) Terms and Conditions. Said Lease is subject to the terms, covenants and conditions herein set forth and both Tenant and Landlord covenant as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions to be kept and performed by each of them and that this Lease is made upon the condition of said performance.

3. INITIAL TERM. The initial term of this Lease (the “initial term”) shall be for the period indicated in the Basic Lease Information, commencing on the date (the “Commencement Date”) which is the later of (i) the date of substantial completion by Landlord of the compliance work at the Premises to be performed by Landlord referred to as “Landlord’s Work” on Exhibit “B” attached hereto, or (ii) September 1, 2004, and ending on the last day of the sixtieth (60th) full calendar month thereafter (the “Expiration Date”). As soon as the Commencement Date is determined, the parties shall execute a memorandum in the form attached hereto as Exhibit ”C” (the “Commencement Date Memorandum”) setting forth the Commencement Date and the Expiration Date. Failure to execute the Commencement Date Memorandum, however, shall not affect Tenant’s obligations hereunder.

4. OPTION TO EXTEND.

(a) Landlord grants to the Tenant one option to extend the initial term of this Lease for one (1) additional period of thirty-six (36) months. Such extension shall be on the same terms and conditions as provided in this Lease with the exception of Base Monthly Rent, and except that there shall be no additional option to extend. Base Monthly Rent for the extension period shall be a sum equal to 95% of the prevailing market rate (excluding Tenant’s location) as of the date three (3) months prior to expiration of the initial term. It shall be a condition precedent to the exercise of this option that Tenant shall not be in default beyond any applicable notice and cure period under this Lease at the time of exercise of the option and at the commencement of the extension term. If Tenant elects to exercise this option, Tenant shall exercise this option by written notice delivered to Lessor at least one hundred eighty (180) days prior to the expiration date of the initial term, but not earlier than three hundred sixty (360) days prior to the expiration of the initial term. The option to extend shall be personal to NetManage, Inc. and shall not be exercisable by any assignee or sublessee of NetManage, Inc., except a Permitted Transferee as defined in Paragraph 15 hereof.

(b) Upon the exercise of the option, the parties shall thereafter immediately meet and endeavor to agree upon the fair market Base Monthly Rent of the Premises. If the parties are unable to agree upon the fair market Base Monthly Rent for the extension period within thirty (30) days after the exercise of the option (“Initial Meeting Period”), then the determination of the Base Monthly Rent (to be ninety-five percent (95%) of the prevailing market rent) shall be promptly submitted to arbitration. Each party hereto will select as an arbitrator, within fifteen (15) days of the expiration of the Initial Meeting Period, referred to above, a licensed real estate agent with at least five (5) years commercial real estate experience in the Cupertino, California market involving properties substantially similar to the Premises and said arbitrators shall meet for the purpose of determining the Base Monthly Rent for the extension period. If one party fails to so select an arbitrator, the one arbitrator retained shall set the fair market Base Monthly Rent. If the two arbitrators do not agree, within fifteen (15) days of their selection, they shall select a third arbitrator with the qualifications, referred to above, within fifteen (15) days, and if they cannot agree on a third arbitrator, the third arbitrator shall be appointed by the presiding judge of the Superior Court in the County of Santa Clara. Landlord shall be required to petition such Court within ten (10) days of the expiration date of the time for the selection of the third arbitrator requesting the earliest possible determination by the Court. The three arbitrators shall determine the Base Monthly Rent within thirty (30) days after the appointment of the third arbitrator, and if at least two (2) of the three (3) arbitrators cannot agree upon a fair market Base Monthly Rent, the three values shall be added together and the total shall be divided by three. If any value is lower or higher than ten percent (10%) from the middle value such higher or lower value shall be excluded from the calculations and the two remaining values shall be divided by two or if only one value remains, such value shall be the value used. If only one arbitrator is selected, the cost of the one arbitrator shall be shared equally by the parties. If each party selects an arbitrator, each party shall pay the cost of the arbitrator selected by it, and the cost of the third arbitrator shall be paid equally. The determination shall be conclusive and binding and shall be signed by both parties and shall thereupon become a part of this Lease. If the Base Monthly Rent for the extension period has not been determined as of the commencement of the extension period Tenant shall pay the Base Monthly Rent then due for the last month prior to commencement of the extension period. Any deficiency shall be payable by Tenant to Landlord within ten (10) days of the arbitrators’ determination of the Base Monthly Rent for the extension period. Any surplus shall be a credit for Base Monthly Rent to become thereafter due.

(c) The option, granted to the Tenant hereunder, shall terminate upon the earliest of the following to occur: (i) the expiration or earlier termination of this Lease; (ii) Tenant’s failure to timely exercise as set forth above; (iii) Tenant’s breach of this Lease (and Tenant’s failure to cure within the applicable cure period set forth in this Lease, if any) at any time during the initial term of this Lease; or (iv) the assignment of this Lease by Tenant or the sublease by Tenant of the Premises for the balance of the initial term, except to a Permitted Transferee. As used in this Lease, “term” and “the term of this Lease” shall include the initial term and the option extension period, if exercised.

5. POSSESSION. Tenant shall have access to the Premises prior to the Commencement Date for the purpose of preparing the Premises for occupancy by Tenant, and for the construction of the tenant improvement work to be performed by Tenant (the “Tenant Improvement Work”) described on Exhibit “B” attached hereto, upon execution of this Lease by both parties, and upon delivery by Tenant to Landlord of evidence that Tenant’s commercial general liability insurance is in effect. Landlord and Tenant shall mutually cooperate in the scheduling of their respective work in the Premises. Landlord shall endeavor to deliver the Premises to Tenant on or before August 15, 2004 with all of Landlord’s Work substantially completed. If Landlord fails to deliver possession of the Premises to Tenant on or before the Rent Commencement Date with Landlord’s Work substantially completed, then the Commencement Date of the initial Lease term (and the Rent Commencement Date) shall be extended one day for each such day of delay. In addition, Landlord agrees that it shall reimburse Tenant for the actual hold over costs incurred by Tenant under its existing lease as a result of Landlord’s failure to timely deliver the Premises as required herein. Notwithstanding the foregoing, if Landlord has not delivered the Premises on or before November 1, 2004 with Landlord’s Work substantially completed, Tenant shall be entitled immediately to terminate this Lease upon written notice to Landlord, and neither party shall have any further liability to the other except for Landlord’s obligation to reimburse Tenant the actual hold over costs incurred by Tenant under its existing lease. Notwithstanding anything to the contrary herein or elsewhere in this Lease, Landlord agrees that Tenant shall have a period of one (1) week from the date of delivery of the Premises free of charge of any rent to move-into the Premises. Upon delivery of the Premises, Landlord and Tenant shall jointly inspect the space and prepare a list of any punch list items relating to Landlord’s Work. Landlord shall have thirty (30) days to complete all punch list items relating to Landlord’s Work.

6. RENT. Tenant agrees to pay to Landlord the Monthly Base Rent for the Premises indicated in the Basic Lease Information, together with any Additional Rent pursuant to this Lease, without prior notice or demand, on or before the first day of the first full calendar month of the term hereof and a like sum on or before the first day of each and every successive calendar month thereafter during the term hereof, except that the first full month’s rent shall be paid upon the execution hereof. Rent for any period during the term hereof which is for less than one (1) month shall be a prorated portion of the monthly installment herein, based upon a thirty (30) day month. Said rent shall be paid, without deduction or offset in lawful money of the United States of America, which shall be legal tender at the time of payment, to Landlord, at the address of Landlord indicated in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate in writing. The acceptance of rent hereunder by Landlord shall not constitute a waiver of any preceding breach by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent so accepted, nor shall acceptance of a partial rent payment constitute a waiver by Landlord of any its rights hereunder, including its right to recover possession of the property.

7. ADDITIONAL RENT; DIRECT EXPENSES AND TAXES.

(a) In addition to Monthly Base Rent payable by Tenant to Landlord pursuant to Paragraph 6, commencing with the Rent Commencement Date and continuing during the term of this Lease, Tenant shall pay to Landlord, as additional rent (“Additional Rent”) (i) all real property taxes and assessments levied against the land and the Building constituting the Premises, pursuant to Paragraph 7(c), and (ii) Tenant’s Percentage Share of the Direct Expenses of the Project of which the Premises are a part, in accordance with Paragraph 7(b) hereof. Tenant shall directly contract for and shall be solely responsible for paying for electrical and gas service to the Premises. Tenant shall reimburse Landlord for janitorial services and supplies, including trash collection, and for water and sewer service provided to the Premises, but the foregoing shall not be considered Direct Expenses. The Direct Expenses of the Project currently include the repair and maintenance of the Building and the other buildings and improvements in the Project, maintenance of the common areas of the Project, parking lot lighting (cost of electricity and maintenance of the fixtures), all landscape maintenance and irrigation of the Project and Landlord’s insurance coverages for the Project. The Direct Expenses of the Project may include other reasonable items from time to time during the term of this Lease. Monthly Base Rent and Additional Rent are referred to herein collectively as “rent.”

(b) “Direct Expenses,” as used herein, shall include all reasonable direct costs actually incurred by Landlord in the management, operation, maintenance, repair and replacement of the buildings and the improvements in the Project, including the cost of all maintenance, repairs, and restoration of the Premises and the Building which are the subject of this Lease, performed by Landlord pursuant to Paragraph 13(b) hereof, as determined by generally accepted accounting principles (unless excluded by this Lease), including but not limited any parking taxes or parking levies imposed on the Project in the future by any governmental agency; waste disposal; insurance premiums for insurance coverages maintained by Landlord pursuant to Paragraph 18(c) hereof; license, permit, and inspection fees; painting and repairing, interior and exterior of buildings on the Project, including the Building; repair, maintenance, and replacement of air-conditioning, heating, mechanical and electrical systems, elevators, plumbing and sewage systems; landscaping, gardening, and tree trimming; glazing; repair, maintenance, cleaning, sweeping, striping, and resurfacing (but not more than once in any five (5) year period) of the parking area and other common areas of the Project; exterior building lighting and parking lot lighting; supplies, materials, equipment and tools in the maintenance of the Project; and the cost of any other capital expenditures for any improvements or changes to the buildings or improvements in the Project which are required by laws, ordinances, or other governmental regulations adopted after the Commencement Date, or for any items or capital expenditures voluntarily made by Landlord which are intended to and have the effect of reducing Direct Expenses; provided, however, that except for capital improvements required because of the specific use of the Premises by Tenant, or the specific use by any other tenant of any building in the Project, if Landlord is required to or voluntarily makes such capital improvements, Landlord shall amortize the cost of said improvements over the useful life of said improvements (together with interest on the unamortized balance at the rate equal to the effective rate of interest on Landlord’s bank line of credit at the time of completion of said improvements, but in no event in excess of twelve percent (12%) per annum) as a Direct Expense in accordance with generally accepted accounting principles, except that with respect to capital improvements made to save Direct Expenses such amortization shall not be at a rate greater than the actual savings in Direct Expenses. Direct Expenses shall also include any other expense or charge, whether or not described herein not specifically excluded by other provisions of this Lease, which in accordance with generally accepted accounting principles would be considered an expense of managing, operating, maintaining, and repairing the Premises and the Project.

(c) The Premises are separately assessed for real property tax purposes. Tenant shall reimburse Landlord for all real estate taxes, assessments and any other taxes levied or assessed against the Premises including the Land, the Building, and all improvements located thereon (referred to herein as “Taxes”). Not included within the definition of “Taxes” are any net income, profits, transfer, franchise, estate, gift, rental income, or inheritance taxes imposed by any governmental authority.

(d) Notwithstanding the foregoing, Direct Expenses shall not include the following:

(1) Cost of repairs or other work occasioned by fire, windstorm or other casualty of an insurable nature or by the exercise of eminent domain for which Landlord receives compensation;

(2) Leasing commissions, attorneys’ fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants or occupants;

(3) Renovating or otherwise improving or decorating, painting or redecorating space for other tenants or other occupants of the Project;

(4) Landlord’s costs of electricity and other services that are sold to tenants and for which Landlord is entitled to be reimbursed by tenants as an additional charge or rental over and above the basic rent payable under this Lease with such tenant;

(5) Costs incurred by Landlord for alterations or improvements to the Premises which are considered capital improvements or replacements under generally accepted accounting principles, except as expressly permitted above, in which event the cost of such capital improvement or replacement shall be amortized over its useful life and Tenant shall pay Tenant’s Percentage Share of such cost during the term of this Lease;

(6) Depreciation and amortization;

(7) Expenses in connection with services or other benefits of a type which are not made available to Tenant but which are provided to other tenants or occupants;

(8) Costs associated with special services rendered to tenants (including Tenant) for which a special charge is made;

(9) Costs incurred due to violation by Landlord or any other tenant of the terms and conditions of any lease;

(10) Expenses resulting from the negligence of Landlord, its agents, contractors or employees, or any expense incurred as a result of Landlord’s failure to use reasonable efforts to minimize Direct Expenses to the extent possible without detracting from the standards of a first class office project;

(11) Any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority;

(12) Interest on debt or amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases;

(13) Any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(14) All interest or penalties incurred as a result of Landlord’s negligently failing to pay any bill as the same shall become due;

(15) Compensation paid to officers and executives of Landlord;

(16) Costs incurred to correct defects in the original construction of the Project;

(17) Costs (including penalties, fines, or interest charges) associated with compliance with general building codes, laws, regulations or ordinances which were enacted prior to Tenant’s occupancy, whether such work is performed before or after the Commencement Date of this Lease;

(18) Costs associated with the operation of the business of the entity which constitutes Landlord, including, without limitation, formation of the entity, internal accounting and legal matters, preparation of tax statements, and the costs of any disputes between Landlord and its employees not engaged in the full-time management or operation of the Project; and

(19) Costs incurred in connection with the investigation or remediation of any Hazardous Materials located in, on or under the Project or the Premises as of the Commencement Date, or any Hazardous Materials stored, used or released by Landlord, its agents or employees after the Commencement Date.

(e) At the Commencement Date, and as close as reasonably possible to the end of each calendar year thereafter, Landlord shall notify Tenant of the Direct Expenses estimated by Landlord for the calendar year 2004, and for each following calendar year. Notwithstanding the foregoing, Landlord agrees that the Direct Expenses (including Taxes) for the period from September 1, 2004 through December 31, 2005 shall not exceed $0.47 per square foot per month. Concurrently with such notice, Landlord shall provide a description of such Direct Expenses and Taxes. Commencing on the Commencement Date, and on the first (1st) day of each calendar month thereafter, Tenant shall pay to Landlord, as Additional Rent, one-twelfth (1/12th) of the estimated Direct Expenses and Taxes. If at any time during any such calendar year, it appears to Landlord that the Direct Expenses or Taxes for such year will vary from Landlord’s estimate, Landlord may, by written notice to Tenant, revise Landlord’s estimate for such year and the Additional Rent and Taxes payments by Tenant for such year shall thereafter be based upon such revised estimate. Landlord shall furnish to Tenant with such revised estimate written verification showing that the actual Direct Expenses or Taxes are greater or less than Landlord’s estimate. Any increase in the monthly installments of Additional Rent and Taxes resulting from Landlord’s revised estimate shall not be retroactive, but the Additional Rent and Taxes for each calendar year shall be subject to adjustment between Landlord and Tenant after the close of the calendar year, as provided below. Notwithstanding anything to the contrary contained herein, Tenant’s obligation to pay increases in Direct Expenses shall, with the exception of Taxes, utility charges, and insurance premiums, be limited to a cumulative increase of four percent (4%) per year.

Landlord shall endeavor to furnish to Tenant on or before the first day of March of each calendar year of the term a statement certified by a responsible employee or agent of Landlord (the “Operating Statement”) with respect to such year, prepared by an employee or agent of Landlord, showing Direct Expenses and Taxes broken down by component expenses, and the total payments made by Tenant on the basis of any previous estimate of such Direct Expenses and Taxes, all in sufficient detail for verification by Tenant, but the failure by Landlord to deliver such statement by said date shall not constitute a waiver by Landlord of its right to require payment of such amount. Notwithstanding the foregoing, Tenant shall have no liability for payment of any additional Direct Expenses for which Landlord has not rendered a statement to Tenant for the Additional Rent within one (1) year after the last day of the calendar year with respect to which such Additional Rent is payable. Within sixty (60) days of Tenant’s receipt of Landlord’s year end statement of Direct Expenses for the previous year, Tenant may have a certified public accountant review Landlord’s records, at the office where such records are normally kept, for the purpose of determining the accuracy of Landlord’s statement. Upon expiration of such sixty (60) day period, Landlord’s figures shall be deemed conclusive and final.

If the Direct Expenses and Taxes for the year as finally determined exceed the total payments made by Tenant based on Landlord’s estimates, Tenant shall pay to Landlord the deficiency, within thirty (30) days after the receipt of Landlord’s Operating Statement. If the total payments made by Tenant based on Landlord’s estimate of the Direct Expenses and/or Taxes exceed the Direct Expenses and/or Taxes, Tenant’s extra payment shall be credited against payments of Monthly Base Rent and Additional Rent next due hereunder. Tenant agrees to pay all costs involved in such determination except when it is determined by the certified public accountant that Landlord has overcharged Tenant by more than five percent (5%), in which case Landlord shall pay such costs and reimburse Tenant for its overpayment within thirty (30) days after completion of the audit.

Notwithstanding the termination of this Lease, within thirty (30) days after Tenant’s receipt of Landlord’s Operating Statement for the calendar year in which this Lease terminates, Tenant shall pay to Landlord or shall receive from Landlord, as the case may be, an amount equal to the difference between the Direct Expenses and/or Taxes for such year, as finally determined, and the amount previously paid by Tenant on account thereof (prorated to the expiration date or the termination date of this Lease).

8. LETTER OF CREDIT. Tenant shall deliver to Landlord upon execution of this Lease an irrevocable and unconditional negotiable standby letter of credit (“Letter of Credit”) payable at San Francisco, California, issued by Union Bank of California, or another bank reasonably approved by Landlord (the “Bank”), in a form reasonably approved by Landlord, and otherwise in compliance with the requirements of this Paragraph 8. The Letter of Credit shall be in the amount of Twenty-two Thousand Ninety-nine Dollars ($22,099 USD). The Letter of Credit shall serve as protection for Landlord, for payment of the Monthly Base Rent referred to in Paragraph 6 hereof, and for the payment of all Additional Rent pursuant to Paragraph 7 hereof, and to assure the full and faithful performance by Tenant of all of its other obligations under the Lease. If Tenant defaults on any provision of the Lease, Landlord may, without prejudice to any other remedy it has, draw on that portion of the Letter of Credit necessary to pay any rent or other sum in default, or to otherwise cure Tenant’s default. The Letter of Credit shall (1) be “callable” at sight, irrevocable and unconditional, (2) be subject to the terms of this Lease, maintained in effect for the entire term of this Lease (including the option extension period, if exercised), and automatically renewed annually unless the Bank gives a written notice (“Non-renewal Notice”) to Landlord not less than sixty (60) days prior to any automatic annual renewal date that the Bank has elected not to renew the Letter of credit, (3) be subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590, (4) be fully assignable by Landlord (at the sole cost of Landlord) to any successor Landlord, and (5) permit partial draws. If any portion of the Letter of Credit is so used or applied, Tenant shall immediately deposit funds with Landlord in an amount sufficient to restore the amount held by Landlord pursuant to this Paragraph 8 to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Should the agreed use as provided in Paragraph 9(a) be amended to accommodate a material change in the business of the Tenant or to accommodate a sublessee or assignee, Landlord shall have the right to require that Tenant deliver a security deposit to the extent necessary, in Landlord’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. Landlord shall not be required to keep the cash portion, if any, of the amount held by Landlord under this Paragraph 8 separate from its general funds, and Tenant shall not be entitled to interest on such funds. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the amount held by Landlord pursuant to this Paragraph 8 or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within twenty-one (21) days of the expiration of the term. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer said deposit to Landlord’s successor in interest and Landlord shall have no further liability under this Lease.

9. USE.

(a) Tenant shall use the Premises for general office, software development marketing, sales and/or non-industrial R&D purposes and shall not use or permit the Premises to be used for any other purposes without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

(b) Tenant shall not do or permit anything to be done in or about the Premises, nor bring or keep anything therein, which will in any way increase the existing rate of or affect any fire or other insurance upon the Project, the Building, or any of its contents, or cause cancellation of any insurance policy covering said Project or Building or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way mutually obstruct or mutually interfere with the rights of other tenants or occupants of the Project or injure or annoy them or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

10. HAZARDOUS MATERIALS.

(a) Tenant shall not bring, store, deposit or use any Hazardous Material (as defined herein) on or about the Premises or the Project, nor shall Tenant allow or permit its agents, employees, or contractors to bring, store, deposit or use any Hazardous Material on or about the Premises or the Project, except (i) incidental quantities of household chemicals commonly used for office and janitorial purposes, and (ii) any other Hazardous Materials specified by Tenant which Landlord consents to in writing, provided that any such Hazardous Materials shall be used by Tenant in compliance with Hazardous Materials laws. “Hazardous Material” as used herein shall mean any hazardous, toxic or radioactive substance now or hereafter regulated by federal, state or local governmental or other authority, including, but not limited to, any “hazardous substance” as defined in Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as it may be amended or supplemented, and any crude oil, petroleum product, natural gas product or related materials. If Tenant knows, or has reason to believe that a Hazardous Material has come to be located in, or about the Premises, other than previously consented to in writing by Landlord, Tenant shall immediately give notice of such fact to Landlord, and provide Landlord with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Material. Tenant shall not be responsible for any Hazardous Material condition clean-up or liability existing or arising prior to Tenant’s possession of the Premises.

(b) Tenant shall indemnify, protect, defend, and hold Landlord, its partners, agents, employees, and lenders, and the Premises and the Project, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Materials brought onto the Premises or the Project by Tenant or by anyone under Tenant’s control. Tenant’s obligations under this Paragraph 10(b) shall include, but not be limited to, the effects of any contamination or injury to person, property, or the environment caused by Tenant, and the cost of investigation, removal, and remediation of such effects and any such contamination. Tenant’s obligations hereunder shall survive the expiration or earlier termination of this Lease for a period of three (3) years, and shall not be released by any termination, cancellation, or release agreement unless specifically so agreed by Landlord in writing at the time of such agreement.

11. COMPLIANCE WITH LAW AND PRIVATE RESTRICTIONS. Tenant shall not use the Premises or Project or permit anything to be done in or about the Premises or the Project which will in any way materially conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, any and all private restrictions that are of record, and the Rules and Regulations attached hereto as Exhibit D (collectively, “Applicable Laws”). Subject to Landlord’s obligation to perform at Landlord’s expense Landlord’s Work described on Exhibit “B” prior to the Rent Commencement Date, Tenant shall, at its sole cost and expense, promptly comply with all Applicable Laws referred to above, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises or the Project, excluding structural changes not related to or affected by Tenant’s improvements or acts. Notwithstanding the foregoing, Landlord hereby expressly agrees that Tenant shall have no responsibility of any nature whatsoever for any non-compliance with applicable Title 24/ADA requirements existing in the Project or the Premises as of the Rent Commencement Date. The judgment by any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such Applicable Laws shall be conclusive of that fact as between the Landlord and Tenant. Landlord agrees that all modifications necessary to bring the Premises into compliance with the requirements of Title 24 and the Americans With Disabilities Act as of the Commencement Date shall be performed by Landlord at Landlord’s expense (and shall not be subject to pass-through as a Direct Expense).

12. ALTERATIONS AND ADDITIONS. Tenant shall not make or suffer to be made any alterations, additions or improvements (“Alterations”) to or of the Premises, the Building, the Project, or any part thereof, without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed. Landlord may condition its consent to any Alterations by Tenant upon the removal thereof by Tenant, at Tenant’s expense, prior to the expiration of the term, and the restoration by Tenant, at Tenant’s expense, of the Premises to its condition prior to such Alterations, reasonable wear and tear excepted. Except for movable furniture and trade fixtures installed at the expense of Tenant that can be removed without damaging the Premises, on the expiration of the term all Alterations, whether installed by Landlord or Tenant, shall belong to the Landlord and shall be surrendered with the Premises. Tenant shall repair, at Tenant’s expense, any damage to the Premises caused by the removal of any of Tenant’s property. In the event Landlord consents to the making of any Alterations to the Premises by Tenant, the same shall be made by Tenant at Tenant’s sole cost and expense. All Alterations to be constructed by Tenant shall be constructed in accordance with all Applicable Laws using new materials of good quality, by a licensed contractor reasonably acceptable to Landlord. Tenant shall not commence construction of any Alterations until (i) Tenant has delivered to Landlord plans and specifications for such Alterations prepared by a licensed architect and Landlord shall have approved such plans and specifications, such approval not to be unreasonably withheld or delayed, (ii) all required governmental approvals and permits have been obtained, (iii) all requirements regarding insurance imposed by this Lease have been satisfied, (iv) Tenant has given Landlord at least ten (10) days’ prior written notice of its intention to commence such construction, and (v) if reasonably requested by Landlord, Tenant shall have obtained contingent liability and broad form builders’ risk insurance in an amount reasonably satisfactory to Landlord. Notwithstanding the foregoing, Tenant may construct Alterations in the Premises without Landlord’s prior written consent to the extent that the aggregate cost of all such Alterations constructed during any twelve (12) months period occurring during the term of this Lease does not exceed Twenty-five Thousand Dollars

($25,000), and provided that (i) the Alterations are to the interior of the Premises and do no affect the outside appearance of the Premises, the Alterations are nonstructural and do not impair the structural integrity of the Premises, and the Alterations do not affect the proper functioning of the plumbing, air conditioning, heating, and electrical systems; (ii) Tenant shall have delivered to Landlord plans and specifications for such Alterations and Landlord shall have approved the same prior to commencement to construction; and (iii) Tenant shall give Landlord at least ten (10) days’ written notice prior to commencement of construction of any such Alterations so that Landlord may post and record notices of non-responsibility.

13. REPAIRS.

(a) Subject to Landlord’s obligations referred to in Paragraph 11 with respect to placing the Premises in compliance with applicable Title 24/ADA requirements and Landlord’s Work as of the Commencement Date, by taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good order, condition and repair. Tenant shall, at Tenant’s sole cost and expense, keep the Premises and every part thereof in good condition and repair, and Tenant shall surrender the Premises to Landlord upon the expiration or sooner termination of this Lease in such condition, reasonable wear and tear, casualty, condemnation and Landlord’s obligations excepted. Except as specifically provided in this Lease, Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof.

(b) Notwithstanding the provisions of Paragraph 13(a) hereinabove, Landlord shall, at Landlord’s expense, replace, repair and maintain the Project and the Premises, including the structural portions of the Building, including the basic structure, plumbing, air conditioning, heating, and electrical systems, installed or furnished by Landlord, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission of any duty by the Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless Landlord fails to commence such repairs within ten (10) days after Tenant gives written notice of the need of such repairs or maintenance to Landlord and to prosecute such repairs diligently to completion within a reasonable time. Except as provided in Paragraph 24 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord’s expense under any Law now or hereafter in effect. Tenant waives the provisions of Sections 1932 (1) 1941, and 1942 of the Civil Code and/or any similar or successor statute regarding Tenant’s right to terminate this Lease or to make repairs and deduct such expenses from the rent due under this Lease.

14. LIENS. Tenant shall keep the Premises and the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant further agrees to promptly and fully pay and discharge any and all claims on which a lien may or could be based, and to save and hold Landlord and all of the Premises and the Project and any other improvements thereon free and harmless of and from any and all liens, claims and suits or other proceedings pertaining thereto. Landlord may require, at Landlord’s sole option, that Tenant shall provide to Landlord, at Tenant’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1 1/2) times any and all estimated cost of any Alterations in the Premises, to insure Landlord against any liability for mechanics’ and materialmen’s liens and to insure completion of the work.

15. ASSIGNMENT AND SUBLETTING.

(a) Tenant shall neither voluntarily nor by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the said Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the employees, agents, servants and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall pay Landlord’s actual and reasonable fees and costs incurred in connection with Tenant’s request to assign or sublet, whether or not Landlord consents to the assignment or subletting.

Any assignment or subletting without such consent shall be void, and shall, at the option of the Landlord, constitute a default under this Lease. An assignment for purposes of this paragraph shall include any sale or transfer, including by consolidation, merger or reorganization, of a majority of the voting stock of Tenant, if Tenant is a corporation, or any sale or other transfer of a majority of the partnership interest in Tenant, if Tenant is a partnership, in a single transaction or a series of related transactions. A consent to one assignment, subletting, occupation or use by any other person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person.

(b) In the event that Tenant should desire to sublease the Premises or any part thereof, or to assign this Lease, Tenant shall provide Landlord with written notice of such desire at least fifteen (15) days in advance of the proposed effective date of such subletting or assignment. Such notice shall include (i) the name of the proposed subtenant or assignee, (ii) the nature of business to be conducted on the Premises, (iii) a copy of the proposed assignment or sublease, and (iv) the most recent financial statements of the proposed subtenant or assignee. At any time within fifteen (15) days following receipt of Tenant’s notice, Landlord may by written notice to Tenant (i) consent to proposed subletting or assignment subject to the terms and conditions hereof, (ii) withhold Landlord’s consent to the assignment or subletting specifying reasonable grounds therefore, or (iii) elect to terminate this Lease as to the space affected as of the effective date of the proposed assignment or subletting. If Landlord elects to terminate this Lease as to the space affected, Tenant may withdraw its request to sublet or assign by notice to Landlord within five (5) business days after receipt of Landlord’s termination notice, and thereupon Landlord’s exercise of its termination right shall be nullified and this Lease shall continue in full force and effect. Without limiting other situations in which it may be reasonable for Landlord to withhold its consent to any proposed assignment or subleases, Landlord and Tenant agree that it shall be reasonable for Landlord to withhold its consent in any one or more of the following situations: (i) if Tenant is in default under this Lease and any applicable cure period has expired at the time Tenant requests such consent, (ii) in Landlord’s reasonable judgment, the proposed subtenant or assignee or the proposed use of the Premises would detract from the attractiveness or value of the Project as an office complex or would generate traffic or density materially in excess of the amount customary for the Project or would impose a materially greater load upon elevator, janitorial, security, maintenance or other services than is customary for the building; (iii) in Landlord’s reasonable judgment, the financial worth of the proposed assignee does not meet the credit standards applied by Landlord in considering other tenants under leases with comparable terms; (iv) Tenant shall have failed to provide Landlord with reasonable proof of the financial worth of the proposed assignee; (v) in Landlord’s reasonable judgment, the business history, experience, or reputation in the community of the proposed subtenant or assignee does not meet the standards applied by Landlord in considering other tenants in the Project; or (vi) the proposed subtenant or assignee shall be a then existing or prospective tenant of the Building or of any other building in the Project; provided that in any event the Landlord shall be entitled to exercise its right of termination in lieu of consenting to a transfer, as set forth above.

(c) Tenant shall pay to Landlord as additional rent under this Lease, without affecting or reducing any of Tenant’s obligations hereunder, the entire amount of any rent received or to be received by or on behalf of, or for the benefit of, Tenant as a result of any assignment or subletting, in excess of the Base Monthly Rent, Direct Expenses, and Taxes, which the Tenant is obligated to pay Landlord under this Lease, provided that Tenant shall have the right to deduct on a monthly basis from the excess amounts otherwise payable to Landlord, the reasonable brokerage commissions, the cost of reasonable tenant improvements approved by Landlord that Tenant is required to make at Tenant’s expense pursuant to such assignment or sublease, or other rent concessions paid by Tenant in connection with such assignment or sublease, which shall be amortized on a straight line basis, without interest, over the remaining term of this Lease or the term of the sublease, as applicable. If acceptable to subtenant, Landlord’s share of such excess rent or other consideration shall be paid by the subtenant or assignees directly to Landlord at the same time as such rent or other consideration is payable to Tenant.

(d) No subletting or assignment shall relieve Tenant of any obligation under this Lease, including the obligation to pay rent and to perform all other obligations required of Tenant by this Lease. In order for any assignment or subletting to be binding upon Landlord, Tenant must deliver to Landlord, promptly after execution thereof, an executed copy of such sublease or assignment whereby the subtenant or assignees shall expressly agree to assume the obligations of Tenant under this Lease and to be bound hereby. At the option of Landlord, any assignees of Tenant shall become directly liable to Landlord for the obligations of Tenant hereunder, but no subletting or assignment by Tenant shall release Tenant from its obligations hereunder. The acceptance of payments by Landlord from any other person shall not be deemed to be a waiver of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent or further assignment, subletting, hypothecation, or third party use. In the even of default by any assignee or successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee or successor.

(e) Notwithstanding the foregoing provisions of this Paragraph 15 to the contrary, Landlord’s prior written consent will not be required with respect to an assignment or sublease to (A) any corporation, association, trust or partnership that controls, is under the control of, or is under common control with Tenant, (B) in connection with a merger or consolidation of Tenant or its parent corporation, and (C) in connection with the sale of all or substantially all of the assets of Tenant or the sale of the stock or equity interest of Tenant (each a “Permitted Transferee”); provided that (i) Tenant gives Landlord prior written notice of such assignment or sublease, (ii) the assignee or sublessee expressly assumes the obligation of the Tenant hereunder, (iii) Tenant shall not be released from liability hereunder on account of such assignment or sublease, and (iv) if NetManage, Inc. is not a surviving entity in any such transaction, the effectiveness of such assignment or sublease shall be conditioned upon the successor entity that assumes the Lease providing Landlord with written evidence reasonably satisfactory to Landlord that such successor entity has a current net worth at least equal to that of NetManage, Inc. as of the date of execution and delivery of this Lease.

16. HOLD HARMLESS. Except for any acts or negligence of Landlord, its officers, agents or employees, Tenant shall indemnify and hold harmless Landlord against and from any and all claims arising from Tenant’s use of the Premises or from any activity, work, or other thing done, permitted or suffered by Tenant in or about the Project, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default under this Lease in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any willful act or negligence of Tenant, or any officer, agent, employee of Tenant, and from and against all costs, attorney’s fees, expenses and liabilities incurred in or resulting from any such claim or any action or proceeding brought thereon, and, in any case, if any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. Tenant as a material part of the consideration to Landlord hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises, from any cause other than Landlord’s (including its employees and agents) negligence or willful misconduct, and Tenant hereby waives all claims in respect thereof against Landlord. Landlord or its agents shall not be liable for any loss or damage to any property by theft or any third-party criminal act, nor for any injury to or damage to persons or property or to the business of Tenant resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Project or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place resulting from dampness or any other cause whatsoever, unless prior to the occurrence causing the loss or damage Tenant shall have given written notice to Landlord of the need for repairs to the Premises or the Project pursuant to Paragraph 13(b), Landlord shall have failed to commence such repairs and prosecute the same diligently to completion as required by Paragraph 13(b), and the condition requiring repairs of which Tenant gave Landlord written notice was the proximate cause of the injury to or damage to persons or property or to the business of tenant which occurred. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Project or of defects therein or in the fixtures or equipment thereof.

17. WAIVER OF SUBROGATION. Landlord and Tenant shall each obtain from their respective insurers under all policies of fire and other casualty insurance maintained by either of them at any time during the term, insuring or covering the Premises, or any portion thereof, or operations or property contained therein, a waiver of all rights of subrogation which the insurer of one party might otherwise have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorney’s fees, resulting from the failure to obtain such waiver.

18. LIABILITY AND PROPERTY INSURANCE.

(a) Tenant shall, at Tenant’s expense, obtain and keep in force during the term of this Lease the following insurance coverage: (i) commercial general liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. The minimum acceptable amount of comprehensive liability insurance is a combined single limit of $2,000,000 for each occurrence of bodily injury liability and/or property damage liability; (ii) “all risk” fire and extended coverage property damage insurance insuring Tenant’s personal property and leasehold improvements and fixtures installed by or at Tenant’s expense in the Premises for the full actual replacement cost thereof; (iii) workers’ compensation coverage and any other employee benefit insurance sufficient to comply with all Applicable Laws; (iv) business interruption insurance providing coverage against direct or indirect loss of Tenant’s earnings from all causes, including losses attributable to Tenant’s inability to use fully or obtain access to the Premises or Building; and (v) with respect to construction of Alterations or the like undertaken by Tenant, contingent liability and broad form builder’s risk insurance in an amount reasonably satisfactory to Landlord.

(b) The limits of said insurance shall not limit the liability of the Tenant hereunder. Tenant may carry said insurance under a blanket policy, providing, however, said insurance by Tenant shall have a Landlord’s protective liability endorsement attached thereto. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. Insurance required hereunder shall be in companies rated A-7 or better in “Best’s Insurance Guide.” Tenant shall deliver to Landlord prior to occupancy of the Premises copies of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days’ prior written notice to Landlord. Each policy of insurance required to be carried by Tenant shall name Landlord and such other parties in interest as Landlord reasonably designates as additional insureds.

(c) Landlord shall, as a Direct Expense of the Project, obtain and keep in force during the term of this Lease the following insurance coverage: (i) commercial general liability insurance insuring Landlord against any liability arising out of the ownership, use, occupancy or maintenance of the Project and all areas appurtenant thereto, the minimum acceptable amount of such insurance being a combined single limit of $2,000,000.00 for each occurrence of bodily injury liability and/or property damage liability; (ii) “all risk” fire and extended coverage property damage insurance insuring the Project for its full replacement value; and (iii) rent loss insurance providing coverage against direct or indirect loss of rent or rental value from all causes, including losses due to fire or other casualty.

19. SERVICES AND UTILITIES.

(a) With the exception of the Direct Expense exclusions stated in Paragraph 7(d), Landlord agrees, subject to reimbursement by Tenant to Landlord of the cost thereof pursuant to Paragraph 7(a)(i), to provide to the Premises heat and air conditioning reasonably required for the comfortable use and occupation of the Premises as reasonably required by Tenant, and electricity, gas, water, sewer service, janitorial service, and trash removal. As a Direct Expense of the Project, Landlord shall provide all utilities for the Common Areas of the Project, landscaping and elevator services. Landlord shall not be liable for, and Tenant shall not be entitled to, any reduction of rental by reason of Landlord’s failure to furnish any of the foregoing when such failure is caused by power disruptions, accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause beyond the reasonable control of Landlord, unless there is an interruption of utilities to the Project or the Premises, such interruption substantially interferes with the normal conduct of Tenant’s business in the Premises, and such interruption continues for ten (10) consecutive business days or more, in which event Tenant shall be entitled to an equitable abatement of Monthly Base Rent in proportion to the extent that normal conduct of Tenant’s business has been interfered with, commencing on the eleventh (11th) consecutive business day of such interruption, and continuing until the utilities or services are restored. Landlord shall not be liable under any circumstances for a loss of or injury to property, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing, or as a result of the failure or interruption of any utility or other service provided to the Premises for any reason beyond the reasonable control of Landlord, including any failure of telephone or data cabling or telecommunications facilities.

(b) Tenant will not, without written consent of Landlord, use any apparatus or device in the Premises using in excess of two hundred eight (208) volts, which will in any way increase the amount of electricity usually furnished or supplied for the use of the Premises as general office space; nor connect with electric current except through existing electrical outlets in the Premises, any apparatus or device, for the purpose of using electric current.

20. PERSONAL PROPERTY TAXES. Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term upon Tenant’s equipment, furniture, fixtures and other personal property (“Tenant’s Personal Property”) located in the Premises. In the event any or all of the Tenant’s Personal Property shall be assessed and taxed with the Premises, Tenant shall pay to Landlord such taxes attributable to Tenant’s Personal Property within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes attributable to Tenant’s Personal Property.

21. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the Rules and Regulations of the Project attached hereto as Exhibit “D” and such other Rules and Regulations as Landlord may from time to time promulgate. Landlord reserves the right from time to time to make all reasonable modifications to said rules. The additions and modifications to those rules shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any said rules by any other tenants or occupants.

22. NO RIGHT TO HOLDOVER. Tenant has no right to retain possession of the Premises, or any part thereof, beyond the expiration or termination of this Lease. In the event that Tenant holds over, then the rent shall be increased to 125% of the said rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Landlord to any holding over by Tenant.

23. ENTRY BY LANDLORD. Landlord shall have the right at any and all times during any emergency or during normal business hours to enter the Premises, inspect the same, and supply any service to be provided by Landlord to Tenant hereunder. Landlord shall also have the right, upon twenty-four (24) hours’ prior written notice to Tenant, to enter the Premises for the purpose of showing the Premises to prospective purchasers, tenants (but as to tenants only during the last three (3) months of the term), or lenders, to post notices of non-responsibility, and to alter, improve or repair the Premises and any portion of the Building of which the Premises are a part that Landlord may deem necessary or desirable, without abatement of rent and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby, and further providing that the business of the Tenant shall not be interfered with unreasonably. Provided Landlord complies with the terms of this Paragraph, Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises due to Landlord’s entry of the Premises. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises without liability to Tenant except for any failure to exercise due care for Tenant’s property. Landlord and its agents may, at any time during which Tenant is in default hereunder or within six months prior to the expiration of this Lease, place on the Premises any usual or ordinary “to let” or “to lease” signs and exhibit the Premises to prospective tenants at reasonable hours. Landlord also may place on the Premises “for sale” signs at any time during the term of this Lease and exhibit and show the Premises to prospective purchasers during reasonable business hours. The Premises shall not be shown or exhibited to prospective tenants or purchasers without Landlord or its agents first giving Tenant reasonable advance notice as required above. Any entry to the Premises obtained by Landlord by any of said means, or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

24. RECONSTRUCTION.

(a) In the event the Premises or the Building of which the Premises are a part are damaged by fire or other perils fully covered by the proceeds of fire and extended coverage insurance received by Landlord, Landlord agrees forthwith to repair the same; and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of the Base Rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall materially interfere with the business carried on by the Tenant in the Premises. If the damage is due to the fault or neglect of Tenant or its employees, there shall be no abatement of rent.

(b) In the event the Premises or the Building is damaged as a result of any cause other than the perils covered by fire and extended coverage insurance, then Landlord shall forthwith repair the same, provided the extent of the destruction is less than ten percent (10%) of the then full replacement cost of the Premises. In the event the destruction of the Premises or the Building is to an extent greater than ten percent (10%) of the full replacement cost of the Premises, then Landlord shall have the option: (i) to repair or restore such damage, this Lease continuing in full force and effect, but the rent to be proportionately reduced as provided in this Paragraph; or (ii) give notice to Tenant at any time within sixty (60) days after such damage terminating this Lease as of the date specified in such notice, which date shall be no less than thirty (30) and no more than sixty (60) days after the giving of such notice. In the event of giving such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate on the date so specified in such notice and the Base Rent, reduced by a proportionate amount, based upon the extent, if any, to which such damage materially interfered with the business carried on by the Tenant in the Premises, and Additional Rent, shall be paid up to date of such termination.

(c) Notwithstanding anything to the contrary contained in this Paragraph, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Paragraph occurs during the last twelve (12) months of the term of this Lease or any extension thereof, in which event this Lease will be terminated.

(d) Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, railings, floor covering, partitions, or any other property installed in the Premises by Tenant.

(e) Except for rent abatement as provided in this Lease, Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, Tenant’s personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

25. DEFAULT. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

(a) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due;

(b) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in Paragraph 25(a), within the time period therefore specified herein, or if no time period is specified, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion; or

(c) The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy unless, in the case of a petition filed against Tenant, the same is dismissed within one hundred twenty (120) days; or the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged in thirty (30) days.

26. REMEDIES ON DEFAULT. In the event of any default or breach of this Lease by Tenant, Landlord may at any time thereafter, with or without notice or demand, but in accordance with applicable law, and without limiting Landlord in the exercise of any other right or remedy that Landlord may have by reason of such default or breach:

(a) Terminate this Lease and all rights of Tenant hereunder by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default including, but not limited to, (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of events would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, renovation and alteration of the Premises, reasonable attorney’s fees, and any real estate commissions. The “worth at the time of award” for purposes of subsections (i) and (ii) above is computed by allowing interest at the maximum legal rate, and the “worth at the time of award” for purposes of subsection (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). In the event Tenant shall have abandoned the Premises, Landlord shall have the option of (x) taking possession of the Premises and recovering from Tenant the amount specified in this paragraph, (y) proceeding under the provisions of the following Paragraph 26(b), and/or (z) exercising any other remedy allowed by law;

(b) Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder. Landlord may enter on and relet the Premises or any part thereof to a third party or third parties for such term or terms and at such rental or rentals and on such other terms and conditions as Landlord in its sole discretion may deem advisable and shall have the right to make alterations and repairs to the Premises. Tenant shall be liable for all Landlord’s costs in reletting, including but not limited to remodeling costs required for the reletting. In the event Landlord relets the premises, Tenant shall pay all rent due under and at the times specified in this Lease, less any amount or amounts actually received by Landlord from the reletting. After a default by Tenant and continuing for so long as Landlord does not terminate this Lease, Tenant shall have the right to assign or sublease the Premises subject only to reasonable limitations. The consent by Landlord to an assignment or sublease shall not release Tenant from liability under this Lease. In the event that Landlord elects to relet all or a portion of the Premises following a default by Tenant, then rent received by Landlord from the reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of the reletting, third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid under this Lease. The residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of rent received from the reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately on demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rent received from the reletting. No act of Landlord, including but not limited to Landlord’s entry on the Premises, efforts to relet the Premises, or maintenance of the Premises, shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding the fact that Landlord elects to continue the Lease in full force and effect after a default by Tenant and to relet the Premises, Landlord may at any time after such reletting elect to terminate this Lease for any such default; or

(c) Pursue any other remedy now or hereafter available to Landlord. All rights, options and remedies of Landlord contained in this Lease shall be construed, and held to be, cumulative and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may now or hereafter be provided by law or in equity, whether or not stated in this Lease. No act or omission by any party shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

(d) If Landlord shall default or breach any terms, conditions or provisions of this Lease, Tenant shall provide Landlord with written notice detailing such default or breach. If Landlord fails to cure such default or breach within thirty (30) days after receipt of such notice from Tenant (unless the nature of such default or breach reasonably requires more than thirty (30) days to cure, then Landlord shall not be deemed in default or breach of this Lease if Landlord has commenced cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion), then Tenant shall have the right, to institute an action against Landlord for general damages or to pursue Tenant’s other remedies provided by law for such default or breach, but excluding the right to recover exemplary or punitive damages from Landlord.

27. EMINENT DOMAIN. If more than twenty-five percent (25%) of the Building on the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, to terminate this Lease, and Landlord shall be entitled to any and all income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such public or quasi-public use or purpose, (except for any portion of the award specifically made to Tenant) and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. If either less than or more than twenty-five percent (25%) of the Building is taken, and neither party elects to terminate as herein provided, the rent thereafter to be paid shall be reduced, based upon the square footage of the Building taken in relation to the square footage of the Building prior to the taking. If any part of the land area of the Premises is taken by eminent domain, Landlord shall have the right at its option to terminate this Lease and shall be entitled to the entire award as above provided.

28. OFFSET STATEMENTS. Either party shall at any time and from time to time upon not less than ten (10) days prior written notice from the other party execute, acknowledge and deliver to the requesting party a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect), and the date to which the rent and other charges are paid in advance, if any; (b) acknowledging that there are not, to the party’s knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults if any are claimed; and (c) setting forth any other matters which the other party may reasonably request. Either party’s failure to deliver this statement within such time shall be conclusive on the other party that (i) this Lease is in full force and effect, without modification except as may be represented by the requesting party; (ii) there are no uncured defaults in the requesting party’s performance; and (iii) not more than one month’s rent has been paid in advance.

29. PARKING. Tenant shall have (i) the exclusive use of all parking spaces located under the Building, and (2) the non-exclusive right, in common with other tenants or occupants of the Project, to use three (3) surface parking spaces for every 1,000 square feet of the Premises, subject to the Rules and Regulations which may be established or altered by Landlord at any time or from time to time during the term hereof. Tenant shall have the right, at Tenant’s expense, to mark for use by NetManage, Inc. a portion of the surface parking spaces immediately adjacent to the Building, subject to Landlord’s prior written approval of the number and location of such marked surface spaces.

30 INTENTIONALLY OMITTED

31. AUTHORITY OF PARTIES; LIMITATION OF LIABILITY.

(a) Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant, in accordance with a duly adopted resolution of the board of directors of Tenant or in accordance with the bylaws of Tenant, and that upon execution and delivery of this Lease by Tenant this Lease shall be binding upon Tenant in accordance with its terms. The person executing this Lease on behalf of Landlord represents and warrants to Tenant that he or she is duly authorized to do so in accordance with Landlord’s governing documents, and that upon execution and delivery of this Lease by Landlord, this Lease shall be binding upon Landlord in accordance with its terms.

(b) The obligations of Landlord under this Lease shall not constitute personal obligations of Landlord, the individual partners of Landlord or its or their individual partners, directors, officers or shareholders, and Tenant shall look solely to the Project and to the rental proceeds therefrom, and to no other assets of Landlord for the satisfaction of any liability of Landlord with respect to this Lease, and shall not seek recourse against the individual partners of Landlord, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction. It is understood and agreed that any claims by Tenant against Landlord and collection efforts enforced against Landlord shall be limited to direct enforcement against Landlord’s interest in the Project and all rental proceeds therefrom. Tenant expressly waives any and all rights to proceed directly against individual partners of Landlord, or against any officers, directors, shareholders, and any corporate general partner of Landlord.

32. BROKERS. Tenant warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease except J. Volckmann & Associates, Inc., who represents Landlord exclusively, and Cresa Partners, who represents Tenant exclusively.

33. LANDLORD’S IMPROVEMENTS. Landlord agrees to cause to be performed at Landlord’s expense the improvements to the Premises described as Landlord’s Work on Exhibit “B” attached hereto and incorporated by reference herein. Landlord shall also provide a tenant improvement allowance for the Tenant Improvement Work to be performed by Tenant pursuant to Exhibit “B” attached hereto.

34. REVOCABLE LICENSE AND INDEMNIFICATION FOR USE OF EXERCISE FACILITIES. Landlord hereby grants to Tenant, its employees, officers and owners a revocable license to use in common with other tenants of the Project the exercise facilities at Stevens Creek Office Center. Such facilities are provided by Landlord as a Direct Expense of the Project. Tenant understands and agrees that the exercise facility is a convenience provided solely for the benefit and use of tenants of the Project and their employees, officers and owners, as Tenant may elect, and that Tenant shall be solely responsible for such use. Tenant accepts on behalf of itself, its employees, officers and owners all risks inherent in such use. Tenant agrees that Landlord shall not be held responsible or liable in any way for any exercise training or instruction received by Tenant, its employees, officers or owners, including instruction on the use of weights, exercise machines or other equipment in the facility. In consideration for this license, Tenant hereby waives any and all claims that Tenant may accrue against Landlord, its owners, officers, agents, employees, successors and assigns in connection with the use of such exercise facilities. Tenant releases Landlord and agrees to hold harmless Landlord, its owners, officers, agents, employees, successors and assigns from and against any and all claims, demands or liabilities for any injuries, expenses, losses or damages in connection with the use of such exercise facilities, and agrees to defend and indemnify Landlord, its owners, officers, agents, employees, successors and assigns from any and all demands, claims, or actions by any person using the exercise facilities under, or under color of Tenant’s license, with or without Tenant’s express permission. This license may be suspended or revoked by Landlord at any time, in Landlord’s sole discretion, and such suspension or revocation will not limit or extinguish Tenant’s waiver, release or indemnity hereunder.

35. GENERAL PROVISIONS.

(a) Plats and Riders. Clauses, plats and riders, if any, signed or initialed by the Landlord and the Tenant and endorsed on or affixed to this Lease are a part hereof.

(b) Waiver. The waiver by each party of, or the failure by each party to take action with respect to any breach by the other party of any term, covenant, or condition contained in this Lease shall not be deemed to be a waiver of the term, covenant, or condition or any subsequent breach of the same or any other term, covenant, or condition contained herein. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of this preceding breach at the time of acceptance of the rent.

(c) Notices. All notices and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing. All notices and demands shall be: (i) personally delivered, and considered effective upon receipt or (ii) sent by United States Mail, postage prepaid, addressed as set forth in the Basic Lease Information, or in the case of Tenant, to the Premises, and shall be considered effective three (3) days after mailing, and shall be considered effective upon confirmation of receipt. Either party may specify a different address for notice purposes by written notice to the other.

(d) Joint Obligation. If there is more than one Tenant the obligations hereunder imposed upon Tenants shall be joint and several.

(e) Marginal Headings. The headings and titles of the Paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(f) Time. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

(g) Successors and Assigns. The covenants and conditions herein contained, subject to the restrictions on assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

(h) Recordation. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the prior written consent of the other party.

(i) Surrender of the Premises. Immediately prior to the expiration or upon the earlier termination of this Lease, Tenant shall remove all of Tenant’s trade fixtures and other personal property, repair all damage caused by the installation and removal of such property, and vacate and surrender the Premises to Landlord in the same condition as required in Paragraph 12 above, including removal by Tenant, at Tenant’s expense, of any Alterations made by Tenant if Landlord’s consent to such Alterations was conditioned upon Tenant’s removal thereof. The failure of Tenant to timely vacate the Premises without the express written approval of Landlord shall constitute a holdover under the provisions of Paragraph 22.

(j) Late Charges and Interest. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges that may be imposed upon Landlord by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or of a sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days after such amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. Any monetary payment due Landlord hereunder, other than late charges, not received by Landlord, when due as to scheduled payments or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus two percent (2%), but shall not exceed the maximum rate allowed by law in the State of California. Interest is payable in addition to the potential late charge hereinabove.

(k) Attorneys’ Fees. If any action at law or in equity shall be brought to recover any rent under this Lease, or for or on account of any breach of, or to enforce or interpret any of the covenants, terms, or conditions of this Lease, or for the recovery of possession of the Premises, the prevailing party in any such action shall be entitled to recover from the other party as part of the prevailing party’s costs reasonable attorneys’ fees, the amount of which shall be fixed by the court having jurisdiction and shall be made a part of any judgment rendered.

(l) Sale of Premises by Landlord. In the event of the sale or transfer of the Premises by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising after such sale or transfer, provided that Landlord shall transfer any security deposit held by Landlord to the purchaser or transferee of the Premises in accordance with California law.

(m) Subordination, Attornment. This Lease shall be subordinate to the lien of any mortgage or deed of trust, to any bank or other lender, now or hereafter in force against the Premises and the real property on which it is located, provided that any such lender agrees in its security instrument or by separate written instrument that it shall not disturb the possession of Tenant in the event of foreclosure or of a purchase in lieu of foreclosure if Tenant is not then in default under the terms of this Lease. Any lender referred to herein shall have the right to treat this Lease as prior to the lien of its mortgage or deed of trust. Tenant agrees to execute, in recordable form, any reasonable instrument requested by a lender or Landlord to carry out the purposes of this Paragraph. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, or any part thereof, the Tenant shall attorn to the purchaser on any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease. Landlord shall provide to Tenant a non-disturbance agreement in favor if Tenant from any existing Lender on the Project.

(n) Default by Landlord. Provided that Tenant has received an executed non-disturbance agreement from any holder of a security interest in the Premises, in the event of any default on the part of Landlord, Tenant shall give notice by registered mail to any holder of a security interest in the Premises whose name has been provided to Tenant and shall offer such party a reasonable opportunity to cure the default, including a reasonable time to obtain possession of the Premises by power of sale or judicial foreclosure or other appropriate legal proceedings, if such should prove necessary to effect a cure.

(o) Name. Tenant shall not use the name of the Building or of Project for any purpose other than as an address of the business to be conducted by the Tenant in the Premises.

(p) Severability. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect.

(q) Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

(r) Choice of Law. This Lease shall be governed by the laws of the State in which the Premises are located.

(s) Quiet Enjoyment. Subject to Tenant’s full and timely performance of all of Tenant’s obligations under this Lease and subject to the terms of this Lease, Tenant shall have the quiet enjoyment of the Premises throughout the term as against any person or entities lawfully claiming by, through or under Landlord.

(t) Signs and Auctions. Subject to Tenant obtaining all necessary approvals from the City of Cupertino and subject to Landlord’s review and approval of plans and specifications for any proposed signage, which approval shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the right to install, at Tenant’s expense, Tenant identification signage on the Building, a monument sign for the Premises, and identification signage on the glass entry doors to the Building.

(u) Submission of Lease. If this Lease has been filled in, it has been prepared for submission to Tenant and Tenant’s attorney for their approval. No representation or recommendation is made by the real estate broker or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Lease or the transactions relating thereto. This Lease shall not be effective or binding on any party until fully executed and delivered by both parties hereto.

(v) Entire Agreement. This Lease contains the entire agreement of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements, understanding or representation pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

(w) Interpretation. The language of all parts of this Lease shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either Landlord or Tenant, regardless of which party drafted the language.

(x) Waiver of Jury Trial. Tenant hereby waives the right to have any dispute relating to this Agreement or in any way relating to Tenant’s occupancy of the Leased premises, tried before a jury.

IN WITNESS WHEREOF, the parties hereto have executed this Lease intending to be bound as of the last date set forth below.

LANDLORD:

STEVENS CREEK OFFICE CENTER ASSOCIATES, a California limited partnership

	BY:	J. VOLCKMANN & ASSOCIATES, INC.
Its Managing Agent

Date: June 16, 2004	By:	/s/ John Volckmann
John Volckmann
Chairman

TENANT:

NETMANAGE, INC., a Delaware corporation

Date: June 16, 2004	By:	/s/ Zvi Alon
	Its:	Zvi Alon

Description of the Premises

The Premises consist of approximately 24,555 rentable square feet located in Building 20883 Stevens Creek Blvd., Cupertino, CA 95014, as illustrated below.

EXHIBIT “A”

TENANT IMPROVEMENTS

1. Tenant Improvement Work.

(a) Within ten (10) days following the execution and delivery of this Lease by the parties, Tenant shall cause to be prepared and completed by an architect selected by Tenant, and approved by Landlord, Preliminary Plans and Specifications for the tenant improvement work to the Premises to be performed by Tenant (the “Tenant Improvement Work”). Said Preliminary Plans and Specifications shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld or delayed. Landlord shall provide Tenant with a tenant improvement allowance of $200,000 (the “Tenant Improvement Allowance”) to be used exclusively to design and construct the Tenant Improvements, including the installation of Tenant’s telecommunications equipment, electrical cabling, security system, and for Tenant’s cubicles. All of such work shall be performed by a contractor approved by Landlord as set forth in 1(b) below. The entire balance of the cost of the Tenant Improvement Work shall be paid by Tenant, except that the cost of Landlord’s Work required to cause the Premises to comply with the requirements of the City Building Department and the County Fire Department with respect to the building code and the fire code, including the requirements of Title 24 and the Americans With Disabilities Act, as of the Commencement Date shall be paid by Landlord pursuant to Paragraph 2 below, and such cost shall not be charged to the Tenant Improvement Allowance. The Tenant Improvement Allowance shall be paid promptly by Landlord to Tenant as Tenant incurs the related expenses and upon written request by Tenant to Landlord accompanied by copies of the invoices submitted to Tenant by Tenant’s contractor for progress payments on the Tenant Improvement Work, or by copies of invoices for the other items referred to above.

(b) Tenant shall enter into a construction contract with a general contractor for the performance of the Tenant Improvement Work. Said construction contract shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld or delayed. Tenant shall supervise the construction of the Tenant Improvements by the contractor. Tenant shall designate a project representative as the single point of contact for communication throughout the design, construction and move-in process. All designs, plans, materials, contractors, subcontractors, consultants and scheduling of any work performed by or on behalf of Tenant, shall be expressly subject to Landlord’s prior review and approval, which approval shall not be unreasonably withheld or delayed.

(c) Landlord will grant access to the Premises to Tenant at no charge upon the execution and delivery of this Lease for the purpose of planning, constructing, installing and outfitting the Premises for Tenant’s use, subject to Tenant providing Landlord with evidence that Tenant’s commercial general liability insurance is in effect. Upon access being delivered to Tenant by Landlord, Tenant shall pay the cost of all electricity, gas and janitorial expenses incurred as a result of Tenant’s early access to the Premises.

2. Landlord’s Work. Landlord shall cause to be performed, at Landlord’s expense, prior to the Rent Commencement Date, the work required to cause the Premises to comply with the requirements of the City Building Department and the County Fire Department with respect to the building code and the fire code, including the requirements of Title 24 and the Americans With Disabilities Act (“Landlord’s Work”), including but not limited to the following:

(a) Designation and necessary improvements for handicap parking spaces, including a van accessible parking stall at the front entry to the Building;

(b) ADA (and if necessary building code and fire code) required improvements to the entries, exits, stairways and bathrooms;

EXHIBIT “B”

(c) ADA required work to the elevator;

(d) Metal suspension system for acoustical ceiling tile to be supported in accordance with UBC requirements as they pertain to the earthquake zone in which the Building is located; and

(e) Electrical wiring in the ceiling plenum will either be “chased out” if not necessary or properly secured, and all open boxes closed.

APPROVED:

LANDLORD:

STEVENS CREEK OFFICE CENTER ASSOCIATES, a California limited partnership

	BY:	J. VOLCKMANN & ASSOCIATES, INC.
Its Managing Agent

Date: June 16, 2004		By:	/s/ John Volckmann
John Volckmann
Chairman

TENANT:

NETMANAGE, INC., a Delaware corporation

Date: June 16, 2004	By:	/s/ Zvi Alon
Its:

EXHIBIT “B”

COMMENCEMENT DATE MEMORANDUM

THIS COMMENCEMENT DATE MEMORANDUM dated, for reference purposes only, as of the          day of             , 2004 is made by and between Stevens Creek Office Center Associates, a California limited partnership (Landlord) and NetManage, Inc., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Office Lease dated, for reference purposes only, as of June 15, 2004 (the “Lease”). Unless otherwise defined, capitalized terms used herein shall have the same meanings as given them in the Lease.

B. Pursuant to Paragraph 3 of the Lease, the parties desire to confirm certain matters pertaining to the Lease.

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1. The Commencement Date and the Rent Commencement Date of the Lease is                     , 2004.

2. The Expiration Date of the Lease is                     , subject to the option to extend in Paragraph 4 of the Lease.

3. The rentable square footage of the Premises is                     .

4. This Memorandum may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Memorandum as of the date first above written.

LANDLORD:		TENANT:

STEVENS CREEK OFFICE CENTER ASSOCIATES, a California limited partnership		NETMANAGE, INC., a Delaware corporation

BY:	J. VOLCKMANN & ASSOCIATES, INC.
Its Managing Agent

	By:	By:
	John Volckmann	Its:
Chairman

	Date: , 2004	Date: , 2004

EXHIBIT “C”

RULES AND REGULATIONS OF STEVENS CREEK OFFICE CENTER

1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant.

2. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

3. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises; provided, however, that Landlord may furnish and install a Building standard window covering at all exterior windows. Tenant shall not without prior written consent of Landlord cause or otherwise allow the sunscreening or tinting of any window.

4. The sidewalks, driveways, parking lots, landscaped areas, public plazas and decks, halls, passages, exits, entrances, elevators and stairways shall not be altered or obstructed by any tenant or used for any purpose other than for ingress and egress from their respective Premises. Parking areas are provided for the use of Tenant’s employees during normal business hours and shall not be used for the long term storage of motor vehicles (except for Tenant’s company van which may be stored on the Project in a location approved by Landlord), or any other use. This lease creates no right in Tenant to use the secure (underground) parking areas except as provided in the Lease and Tenant shall have no right to use covered parking except as specifically authorized by Landlord, which use is subject to Landlord’s sole and absolute discretion.

5. Tenant shall not alter any lock or install any new or additional locks or any bolts on any doors or windows of the Premises.

6. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

7. Tenant shall not use the gym, nor allow its employees to use the gym, until each such user has been instructed on the safe use of the equipment and signed a release indemnifying Landlord from any and all liabilities arising in connection with the use of the gym. Tenant acknowledges that the gym is for the use of tenants of the Project only and will not allow others to use it; that the gym is made available as a convenience to the tenants of the Project; and that Landlord makes no representations as to the safety of the equipment or the suitability for use by any particular user. Tenant and its employees use the gym and its equipment at their own risk and Tenant indemnifies and holds harmless Landlord from any and all claims by Tenant, its employees, agents, contractors, guests and invitees.

8. Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof. No furniture, freight or equipment of any kind shall be brought into the Building without the prior notice to Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the

EXHIBIT “D”

right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall repaired at the expense of Tenant.

9. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building.

10. The Premises shall not be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes.

12. Tenant shall not use or keep in the Premises, the Building or the Project any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

13. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of the Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

14. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 p.m. and 8:00 a.m. the following day, access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. The Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, the Landlord reserves the right to prevent access to the Building during the continuance of the same by closing of the doors or otherwise, for the safety of the tenants and protection of property in the Building and the Project.

15. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Project.

16. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of the Landlord.

17. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building of which the Premises are a part.

18. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate to prevent same.

EXHIBIT “D”

19. Without the written consent of Landlord, Tenant shall not use the name of the Project in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

20. Landlord shall have the right to control and operate the public portions of the Building and the Project, and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

21. All entrance doors in the Premises shall be left locked when the Premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress from the Premises.

EXHIBIT “D”